UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 4, 2024
_______________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
14221 N. Dallas Parkway, Suite 1100,
Dallas, Texas 75254-2957
(Address of Principal Executive Offices, and Zip Code)
(214) 631-4420
Registrant's Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
______________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On September 4, 2024, the Board of Directors (the “Board”) of Trinity Industries, Inc. (the “Company”) amended the Company’s Bylaws (as amended, the “Amended Bylaws”). The Amended Bylaws include the revisions described below as well as certain other ministerial revisions.
The Board amended Article II of the Company’s Bylaws to revise and establish additional procedural rules for stockholder nominations for election to the Board and for stockholders presenting business at annual stockholder meetings (each, a “Nominating Stockholder”). The Amended Bylaws change the advance notice requirement for such nominations and business to not less than 90 nor more than 120 days’ notice prior to the anniversary of the immediately preceding annual meeting of stockholders. Previously, the notice periods were not less than 60 days nor more than 90 days. As a result of the amendments, for consideration at the 2025 annual meeting of stockholders, stockholder nominations and presentations of business must be received by the secretary of the Company no earlier than January 20, 2025 and no later than February 19, 2025.
The Board also amended Article II of the Company’s Bylaws to require additional information in stockholder nominations for persons proposed to serve on the Board. The Amended Bylaws require such stockholder nominees to complete the Company’s standard director questionnaire, to acknowledge in writing their consent to being named a nominee, and to acknowledge whether such nominee will comply with all policies and guidelines applicable to directors.
Article II of the Amended Bylaws now requires additional disclosures from a Nominating Stockholder regarding arrangements or understandings entered into by such Nominating Stockholder, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Nominating Stockholder with respect to shares of the Company’s stock.
Article II of the Amended Bylaws updates certain provisions consistent with the universal proxy rules adopted by the U.S. Securities and Exchange Commission, including requiring confirmation from Nominating Stockholders of compliance with Rule 14a-19 under the Securities Exchange Act of 1934, as amended, and requiring updates of information provided to the Company in connection with such actions.
Article VII of the Amended Bylaws removes various procedural and information requirements in connection with stockholder actions by written consent.
Article VIII of the Amended Bylaws expands provisions establishing the appropriate court(s) in the State of Delaware as the exclusive forum for certain types of claims and the federal district courts of the United States of America as the exclusive forum for claims arising under the Securities Act of 1933, as amended. Article VIII also makes clear that its provisions are enforceable by the Company, its officers and directors, certain underwriters, and certain other professional entities.
The foregoing description of the Amended Bylaws is not complete and is qualified in its entirety by the Amended Bylaws, which are filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) - (c) Not applicable.

(d) Exhibits:

NO.	DESCRIPTION
3.1	Bylaws of Trinity Industries, Inc., as amended September 4, 2024.
101.SCH	Inline XBRL Taxonomy Extension Schema Document (filed electronically herewith).
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document (filed electronically herewith).
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document (filed electronically herewith).
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

September 9, 2024	By:	/s/ Eric R. Marchetto
Name: Eric R. Marchetto
Title: Executive Vice President and Chief Financial Officer